Exhibit 99.15

Dr. Jonathan Milner Announces Suspension of Proxy Solicitation

Will Hold Board Accountable if Strategic Review Fails to Deliver on Company’s Promise

CAMBRIDGE, England, 26 June 2023 - Dr. Jonathan Milner, the founder and 6.3% shareholder of Abcam PLC (the “Company”), today issued the following statement regarding the upcoming extraordinary meeting of shareholders of the Company:

“In light of reports that the Company has received credible inbound M&A interest, and the Company’s announcement that the board is pursuing these strategic alternatives, I have decided to suspend my solicitation for the time being to allow the board to focus on pursuing its strategic review and thereby create maximum shareholder value.

“I remain willing to join the board immediately, either as Executive Chairman, Chairman or a Non-Executive Director, if invited to assist and support it in the strategic review process to obtain a full and fair price, but will not agree to any standstill restrictions that would impair my ability to hold the board accountable by calling for another EGM or nominating directors at the next AGM.  I will re-assess this Autumn whether it is necessary to call for another EGM.

“Since launching my campaign, the Company’s stock price has increased ca. 45 per cent, adding approximately $1.6 billion of total market value to Abcam.  I appreciate the feedback of many shareholders who have credited my efforts with an improved outlook for the Company and its business. If the board fails to deliver on the Company’s promise, we will hold it accountable.”

Ends

Contacts

Jonathan Milner

https://abcamfocus.com/

Investor contact

Georgeson LLC

William P. Fiske

+1 212 440 9128

FocusAbcam@Georgeson.com

International PR advisers

US

ICR

+1 646 677 1811

FocusAbcam@icrinc.com

Europe

Consilium Strategic Communications

+44 203 709 5700

Focusabcam@consilium-comms.com

IMPORTANT ADDITIONAL INFORMATION

THIS DOCUMENT HAS BEEN ISSUED BY DR. JONATHAN MILNER ("DR. MILNER").

DR. MILNER PUBLISHED A PROXY STATEMENT AND ACCOMPANYING BLUE PROXY CARD ON JUNE 5, 2023 TO BE USED TO SOLICIT VOTES IN SUPPORT OF THE PROPOSALS THAT WILL BE PRESENTED FOR SHAREHOLDER VOTE AT THE UPCOMING EXTRAORDINARY ANNUAL MEETING OF STOCKHOLDERS OF ABCAM PLC (THE "COMPANY").

DR. MILNER STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ONLINE ON THE WEBSITE OF THE U.S. SECURITIES AND EXCHANGE COMMISSION AT WWW.SEC.GOV AND ON A WEBSITE HOSTED BY DR. MILNER TO PROVIDE INFORMATION TO SHAREHOLDERS ABOUT THE EXTRAORDINARY GENERAL MEETING AT WWW.ABCAMFOCUS.COM. HOLDERS OF COMPANY SECURITIES ALSO SHOULD RECEIVE COPIES OF THE PROXY STATEMENT AND PROXY CARD BY MAIL, AND COPIES WILL BE PROVIDED AT NO CHARGE UPON REQUEST MADE TO DR. MILNER’S PROXY SOLICITOR, GEORGESON, BY EMAIL TO FOCUSABCAM@GEORGESON.COM OR BY PHONE TO (877) 797-1153 FROM NORTH AMERICA OR TO (781) 575-2137 FROM ELSEWHERE.

THIS DOCUMENT IS FOR DISCUSSION AND INFORMATIONAL PURPOSES ONLY. THE VIEWS EXPRESSED HEREIN REPRESENT THE OPINIONS OF DR. MILNER AS OF THE DATE HEREOF. DR. MILNER RESERVES THE RIGHT TO CHANGE ANY OF HIS OPINIONS EXPRESSED HEREIN AT ANY TIME AND FOR ANY REASON AND EXPRESSLY DISCLAIMS ANY OBLIGATION TO CORRECT, UPDATE OR REVISE THE INFORMATION CONTAINED HEREIN OR TO OTHERWISE PROVIDE ANY ADDITIONAL MATERIALS. SUBJECT TO THE FOREGOING, AND AS SET FORTH BELOW, DR. MILNER INTENDS TO MAKE AVAILABLE AT AN APPROPRIATE TIME ADDITIONAL INFORMATION ABOUT THE EXTRAORDINARY GENERAL MEETING INCLUDING HOW TO VOTE AT SUCH MEETING.

DR. MILNER HAS INVESTMENTS IN THE COMPANY WHICH ARE DISCLOSED IN THE PROXY STATEMENT AND OTHER PROXY MATERIALS, AND CONSEQUENTLY HAS A FINANCIAL INTEREST IN THE PROFITABILITY OF HIS POSITIONS IN THE COMPANY. ACCORDINGLY THIS DOCUMENT SHOULD NOT BE REGARDED AS IMPARTIAL. NOTHING IN THIS DOCUMENT SHOULD BE TAKEN AS ANY INDICATION OF DR. MILNER 'S CURRENT OR FUTURE TRADING OR VOTING INTENTIONS AND/OR ACTIVITIES WHICH MAY CHANGE AT ANY TIME.

CERTAIN INFORMATION IN THIS DOCUMENT IS BASED ON PUBLICLY AVAILABLE INFORMATION WITH RESPECT TO THE COMPANY, INCLUDING PUBLIC FILINGS AND DISCLOSURES MADE BY THE COMPANY AND OTHER SOURCES, AS WELL AS DR. MILNER'S ANALYSIS OF SUCH PUBLICLY AVAILABLE INFORMATION. DR. MILNER HAS RELIED UPON AND ASSUMED, WITHOUT INDEPENDENT VERIFICATION, THE ACCURACY AND COMPLETENESS OF SUCH INFORMATION, AND NO REPRESENTATION OR WARRANTY IS MADE THAT ANY SUCH DATA OR INFORMATION IS COMPLETE OR ACCURATE. DR. MILNER RECOGNISES THAT THERE MAY BE CONFIDENTIAL OR OTHERWISE NON-PUBLIC INFORMATION WITH RESPECT TO THE COMPANY THAT COULD ALTER THE OPINIONS OF DR. MILNER WERE SUCH INFORMATION KNOWN.

NO REPRESENTATION, WARRANTY OR UNDERTAKING, EXPRESS OR IMPLIED, IS GIVEN AND NO RESPONSIBILITY OR LIABILITY OR DUTY OF CARE IS OR WILL BE ACCEPTED BY DR. MILNER CONCERNING: (I) THIS DOCUMENT AND ITS CONTENTS, INCLUDING WHETHER THE INFORMATION AND OPINIONS CONTAINED HEREIN ARE ACCURATE, FAIR, COMPLETE OR CURRENT; (II) THE PROVISION OF ANY FURTHER INFORMATION, WHETHER BY WAY OF UPDATE TO THE INFORMATION AND OPINIONS CONTAINED IN THIS DOCUMENT OR OTHERWISE TO THE RECIPIENT AFTER THE DATE OF THIS DOCUMENT; OR (III) THAT DR. MILNER'S INVESTMENT PROCESSES OR INVESTMENT OBJECTIVES WILL OR ARE LIKELY TO BE ACHIEVED OR SUCCESSFUL OR THAT DR. MILNER'S INVESTMENTS WILL MAKE ANY PROFIT OR WILL NOT SUSTAIN LOSSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. TO THE FULLEST EXTENT PERMITTED BY LAW, DR. MILNER WILL NOT BE RESPONSIBLE FOR ANY LOSSES, WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL, INCLUDING LOSS OF PROFITS, DAMAGES, COSTS, CLAIMS OR EXPENSES RELATING TO OR ARISING FROM THE RECIPIENT'S OR ANY PERSON'S RELIANCE ON THIS DOCUMENT.

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE INFORMATION AND OPINIONS INCLUDED IN THIS DOCUMENT CONSTITUTE FORWARD-LOOKING STATEMENTS, INCLUDING ESTIMATES AND PROJECTIONS PREPARED WITH RESPECT TO, AMONG OTHER THINGS, THE COMPANY'S ANTICIPATED OPERATING PERFORMANCE, THE VALUE OF THE COMPANY'S SECURITIES, DEBT OR ANY RELATED FINANCIAL INSTRUMENTS THAT ARE BASED UPON OR RELATE TO THE VALUE OF SECURITIES OF THE COMPANY (COLLECTIVELY, "COMPANY SECURITIES"), GENERAL ECONOMIC AND MARKET CONDITIONS AND OTHER FUTURE EVENTS. YOU SHOULD BE AWARE THAT ALL FORWARD-LOOKING STATEMENTS, ESTIMATES AND PROJECTIONS ARE INHERENTLY UNCERTAIN AND SUBJECT TO SIGNIFICANT ECONOMIC, COMPETITIVE, AND OTHER UNCERTAINTIES AND CONTINGENCIES AND HAVE BEEN INCLUDED SOLELY FOR ILLUSTRATIVE PURPOSES. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE INFORMATION CONTAINED HEREIN DUE TO REASONS THAT MAY OR MAY NOT BE FORESEEABLE. THERE CAN BE NO ASSURANCE THAT THE COMPANY SECURITIES WILL TRADE AT THE PRICES THAT MAY BE IMPLIED HEREIN, AND THERE CAN BE NO ASSURANCE THAT ANY ESTIMATE, PROJECTION OR ASSUMPTION HEREIN IS, OR WILL BE PROVEN, CORRECT.

THIS DOCUMENT DOES NOT CONSTITUTE (A) AN OFFER OR INVITATION TO BUY OR SELL, OR A SOLICITATION OF AN OFFER TO BUY OR SELL, ANY SECURITY OR OTHER FINANCIAL INSTRUMENT AND NO LEGAL RELATIONS SHALL BE CREATED BY ITS ISSUE, (B) A "FINANCIAL PROMOTION" FOR THE PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000, (C)"INVESTMENT ADVICE" AS DEFINED BY THE FCA HANDBOOK, (D) "INVESTMENT RESEARCH" AS DEFINED BY THE FCA HANDBOOK, OR (E) AN "INVESTMENT RECOMMENDATION" AS DEFINED BY REGULATION (EU) 596/2014 AND BY REGULATION (EU) NO. 596/2014 AS IT FORMS PART OF U.K. DOMESTIC LAW BY VIRTUE OF SECTION 3 OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 ("EUWA 2018") INCLUDING AS AMENDED BY REGULATIONS ISSUED UNDER SECTION 8 OF EUWA 2018. THIS DOCUMENT IS NOT (AND MAY NOT BE CONSTRUED TO BE) LEGAL, TAX, INVESTMENT, FINANCIAL OR OTHER ADVICE. EACH RECIPIENT SHOULD CONSULT THEIR OWN LEGAL COUNSEL AND TAX AND FINANCIAL ADVISERS AS TO LEGAL AND OTHER MATTERS CONCERNING THE INFORMATION CONTAINED HEREIN. THIS DOCUMENT DOES NOT PURPORT TO BE ALL-INCLUSIVE OR TO CONTAIN ALL OF THE INFORMATION THAT MAY BE RELEVANT TO AN EVALUATION OF THE COMPANY, COMPANY SECURITIES OR THE MATTERS DESCRIBED HEREIN.

NO AGREEMENT, COMMITMENT, UNDERSTANDING OR OTHER LEGAL RELATIONSHIP EXISTS OR MAY BE DEEMED TO EXIST BETWEEN OR AMONG DR. MILNER AND ANY OTHER PERSON BY VIRTUE OF FURNISHING THIS DOCUMENT. DR. MILNER IS NOT ACTING FOR OR ON BEHALF OF, AND IS NOT PROVIDING ANY ADVICE OR SERVICE TO, ANY RECIPIENT OF THIS DOCUMENT. DR. MILNER IS NOT RESPONSIBLE TO ANY PERSON FOR PROVIDING ADVICE IN RELATION TO THE SUBJECT MATTER OF THIS DOCUMENT. BEFORE DETERMINING ON ANY COURSE OF ACTION, ANY RECIPIENT SHOULD CONSIDER ANY ASSOCIATED RISKS AND CONSEQUENCES AND CONSULT WITH ITS OWN INDEPENDENT ADVISORS AS IT DEEMS NECESSARY.

DR. MILNER HAS NOT SOUGHT OR OBTAINED CONSENT FROM ANY THIRD PARTY TO USE ANY STATEMENTS OR INFORMATION CONTAINED HEREIN. ANY SUCH STATEMENTS OR INFORMATION SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN. ALL TRADEMARKS AND TRADE NAMES USED HEREIN ARE THE EXCLUSIVE PROPERTY OF THEIR RESPECTIVE OWNERS.